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                                                                    Exhibit 23.2




               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated March 23, 2001, accompanying the financial statements of Husker Ag Processing, LLC contained in the Registration Statement and Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts."


GRANT THORNTON LLP


Lincoln, Nebraska
May 9, 2001